Exhibit 99.1

Occam Networks Announces Fourth-Quarter and Full-Year 2008 Results

Company Reports Profitability on Quarterly Revenues of $31.7 Million

SANTA BARBARA, Calif.--(BUSINESS WIRE)--February 26, 2009--Occam Networks®, Inc. (Nasdaq: OCNW), a leading broadband access supplier offering multiservice access platform (MSAP) solutions based on pure packet technologies, today reported financial results for the fourth-quarter and year ended December 31, 2008.

Revenue for the fourth quarter was $31.7 million, up 26 percent from the prior quarter and up 49 percent from the same quarter a year ago. Sequential revenue growth was primarily due to increased volume in the company’s copper business.

Gross margin for the fourth quarter of 2008 was $13.1 million, or 41% of revenue, compared with $10.8 million, or 43% of revenue, for the prior quarter. Gross margin for the fourth quarter of 2008 was impacted primarily by an inventory provision for certain product components. Gross margin for the fourth quarter of 2007 was $9.2 million, or 43% of revenue.

As reported under U.S. generally accepted accounting principles (GAAP), net income available to common stockholders for the fourth quarter of 2008 was $1.1 million, or $0.06 per basic and diluted share, compared with a net loss of $659,000, or a loss of $0.03 per basic share, for the third quarter and with a net loss of $4.6 million, or a loss of $0.23 per basic share, for the fourth quarter of 2007.

Non-GAAP net income available to common stockholders for the fourth quarter of 2008 was $1.5 million, or $0.07 per diluted share, which excludes stock-based compensation expense of $698,000 and release of royalty accrual of $360,000. This compared with a net loss of $31,000 or $0.00 per basic share, for the third quarter, which excludes stock-based compensation expense of $628,000, and with a net loss of $1.9 million, or a loss of $0.09 per basic share, for the fourth quarter of 2007, which excludes stock-based compensation of $526,000 and a charge of $2.2 million related to the expense of purchased in-process technology. A reconciliation of Occam’s non-GAAP results to its GAAP results is provided in the financial statements portion of this news release.

"During the year, our key goal was to position Occam for profitability by growing our overall customer base and launching sales of our GPON product, and these drove the successful execution of our business during the quarter," said Bob Howard-Anderson, president and CEO of Occam. "During the quarter we also experienced some slowdown in bookings and have seen additional order delays during the first quarter, as customers reacted to the economic environment.”

As a result of the current environment, the company anticipates first quarter 2009 revenues to approximate those of first quarter 2008. In addition, due to the economic uncertainty, the company will not be providing financial expectations for 2009 at this time.

“We believe, though, that the company is positioned for long-term growth in the markets that we serve, and we remain optimistic about our future prospects once the economy recovers," added Mr. Howard-Anderson.

For full-year 2008, revenue was $99.3 million, up 32 percent from the prior year. GAAP net loss for 2008 was $6.7 million, or $0.34 per basic share, compared with a GAAP net loss for 2007 of $10.4 million, or $0.53 per basic share. Non-GAAP net loss for 2008 was $3.3 million, or $0.17 per basic share, compared with a non-GAAP net loss for 2007 of $6.1 million, or $0.31 per basic share.

Highlights for the fourth quarter of 2008 included:

  Continued customer adoption of GPON product, resulting in a total of more than 25 network design wins in 2008, validating Occam’s performance, ease of deployment and rapid turn up
  U.S. Department of Agriculture Rural Utilities Service (RUS) listing of Occam’s GPON OLT and ONT solutions
  INTERNET TELEPHONY Magazine naming Occam’s 6012i chassis product of the year, highlighting the product’s advancements in providing a new level of intelligence, integration and simplicity
  Continued shipments to FairPoint Communications for its major broadband initiative in Northern New England.

Today’s Conference Call

Occam plans to hold a teleconference to discuss its fourth-quarter and full year results at 5:00 p.m. ET (2:00 p.m. PT) today. The call can be accessed by dialing (719) 325-4820 (for both U.S. and international callers). A live and archived webcast of the call will be available on the Occam website for up to one year after the call. To access the webcast, go to the Investor Relations page at http://www.occamnetworks.com and click on the “4Q 2008 Webcast” link. In addition to the webcast, a phone replay will be available for one week after the live call at (719) 457-0820, code number 3962894.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this news release. Occam’s GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options, restricted stock units, and restricted stock, as well as other items detailed in the reconciliation below. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and company prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. A reconciliation of non-GAAP net loss to GAAP net loss is included below.

Cautionary Note Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of applicable securities laws, including statements about the company’s efforts to continue to improve operating performance, and the status of the relationship with FairPoint. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements. Risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following: (i) the company's revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) the company cannot predict the amount or timing of orders from FairPoint or the timing of its ability to recognize resulting revenue; (iii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iv) any inability to remedy previously disclosed internal control deficiencies could have an adverse impact on the reliability of the company’s financial statements; and (v) the company is subject to litigation risks associated with pending stockholder litigation arising from its recent audit committee investigation and financial restatement. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company's most recent Annual Report on Form 10-K filed on March 11, 2008 and Quarterly Reports on Form 10-Q filed on November 10, 2008, as well as the company's future filings with the SEC, for other important risk factors that could cause the company's actual results to differ materially from those contained in any forward-looking statements.

About Occam Networks Inc.

Occam Networks' broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 2 million BLC 6000 ports are currently deployed at over 315 service providers worldwide. For more information, please visit www.occamnetworks.com.

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks, Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

-- Financial Statements Attached --

OCCAM NETWORKS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2008	2007*
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$30,368	$37,637
Restricted cash	13,771	13,103
Accounts receivable, net	17,391	19,712
Inventories	16,761	13,371
Prepaid and other current assets	3,290	2,108

Total current assets	81,581	85,931

Property and equipment, net	10,834	8,874
Intangibles, net	251	890
Other assets	68	83

Total assets	$92,734	$95,778

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,911	$10,135
Accrued expenses	8,687	6,464
Deferred revenue	17,612	17,313
Deferred rent	394	237
Capital lease obligations	24	17

Total current liabilities	33,628	34,166

Deferred rent, net of current portion	1,892	1,299
Capital lease obligation, net of current portion	43	47
Total liabilities	35,563	35,512

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 20,268,488 and 19,773,730 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	289	289
Additional paid-in capital	183,409	179,786
Accumulated deficit	(126,527)	(119,809)
Total stockholders’ equity	57,171	60,266
Total liabilities and stockholders’ equity	$92,734	$95,778

* Some amounts have been reclassified to conform with current classifications.

OCCAM NETWORKS, INC. AND SUBSIDIARY
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Revenue	$31,658	$25,131	$21,265	$99,268	$75,149
Cost of revenue (1)	18,546	14,380	12,083	56,877	46,137
Gross profit	13,112	10,751	9,182	42,391	29,012

Operating expenses (1):
Research and product development	4,627	5,004	4,336	18,964	13,321
Sales and marketing	5,095	4,677	3,871	19,855	14,650
General and administrative	2,559	2,050	3,793	10,812	11,823
In-process research and product development	-	-	2,180	-	2,180
Total operating expenses	12,281	11,731	14,180	49,631	41,974

Income (loss) from operations	831	(980)	(4,998)	(7,240)	(12,962)
Other income, net	360	-	-	(342)	-
Interest income, net	235	250	491	1,120	2,632

Income (loss) before provision for income taxes	1,426	(730)	(4,507)	(6,462)	(10,330)
Provision for income taxes	286	(71)	56	256	56

Net income (loss) available (attributable) to common stockholders	$1,140	$(659)	$(4,563)	$(6,718)	$(10,386)

Net income (loss) per share available (attributable) to common stockholders:
Basic	$0.06	$(0.03)	$(0.23)	$(0.34)	$(0.53)
Diluted	$0.06	$(0.03)	$(0.23)	$(0.34)	$(0.53)

Weighted average shares attributable to common stockholders:
Basic	20,017	19,894	19,770	19,874	19,760
Diluted	20,046	19,894	19,770	19,874	19,760

(1) Total stock-based compensation included in:

Cost of revenue	$87	$72	$39	$377	$233
Research and product development	260	243	212	1,128	754
Sales and marketing	173	149	136	731	558
General and administrative	178	164	139	811	546

Total stock-based compensation	$698	$628	$526	$3,047	$2,091

OCCAM NETWORKS, INC. AND SUBSIDIARY
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Revenue	$31,658	$25,131	$21,265	$99,268	$75,149
Cost of revenue	18,459	14,308	12,044	56,500	45,904
Gross profit	13,199	10,823	9,221	42,768	29,245

Operating expenses:
Research and product development	4,367	4,761	4,124	17,836	12,567
Sales and marketing	4,922	4,528	3,735	19,124	14,092
General and administrative	2,381	1,886	3,654	10,001	11,277
Total operating expenses	11,670	11,175	11,513	46,961	37,936

Income (loss) from operations	1,529	(352)	(2,292)	(4,193)	(8,691)
Other income, net	-	-	-	(11)	-
Interest income, net	235	250	491	1,120	2,632

Non-GAAP income (loss)	1,764	(102)	(1,801)	(3,084)	(6,059)
Provision for income taxes	286	(71)	56	256	56

Net income (loss) available (attributable) to common stockholders	$1,478	$(31)	$(1,857)	$(3,340)	$(6,115)

Non-GAAP net income (loss) per share available (attributable) to common stockholders:
Basic	$0.07	$(0.00)	$(0.09)	$(0.17)	$(0.31)
Diluted	$0.07	$(0.00)	$(0.09)	$(0.17)	$(0.31)

Weighted average shares attributable to common stockholders:
Basic	20,017	19,894	19,770	19,874	19,760
Diluted	20,046	19,894	19,770	19,874	19,760

Reconciliation of non-GAAP net income (loss) to GAAP net income (loss):

Non-GAAP net income (loss)	$1,478	$(31)	$(1,857)	$(3,340)	$(6,115)

Stock-based compensation	698	628	526	3,047	2,091
Release of royalty accrual	360	-	-	360	-
Terawave-related divestiture charge	-	-	-	691	-
In-process research and product development	-	-	2,180	-	2,180

Net income (loss)	$1,140	$(659)	$(4,563)	$(6,718)	$(10,386)

CONTACT:
Occam Networks
Jeanne Seeley, 1-805-692-2957 (Financial)
ir@occamnetworks.com
or
Stearns Johnson Communications
Tim Johnson, 1-415-397-7600 (Media)
tjohnson@stearnsjohnson.com